EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
BKD LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-175710, 333-167460, 333-162761, 333-144515, 333-125635, 333-55680 and  333-03317) of our report dated February 28, 2014, on our audits of the consolidated financial statements of United Bancorp, Inc. as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013, which report is included in the Form 10-K of United Bancorp, Inc.

BKD LLP
Indianapolis, Indiana
February 28, 2014